EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration Nos. 333-208785 and 333-195794) and Form S-8 (Registration Nos. 333-208278, 333-203641, 333-193145, 333-192376, 333-188714, 333-171781, 333-152010 and 333-133968), of our reports dated March 7, 2017, with respect to the consolidated financial statements of Perion Network Ltd. and its subsidiaries, which appear in this Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 7, 2017	A member of Ernst & Young Global